Securities and Exchange Commission
June 1, 1998
Page 1



                      WRITER'S DIRECT DIAL: (612) 573-3665
                          E-MAIL: kspreng@e-lawfirm.com
                                  June 1, 1998



Securities and Exchange Commission



         Re:      Biosensor Corporation (the "Company") - Schedule 14A


         Transmitted herewith pursuant to Regulation S-T you will find the Company's Schedule 14A relating to its Special Shareholders' Meeting scheduled to be held on June 22, 1998. The Company anticipates releasing definitive copies of the proxy statement on or about June 12, 1998.

         The proxy statement is being distributed and proxies will be solicited in an effort to make certain changes to the Company's Articles and Bylaws that will facilitate the Company's acquisition of Carolina Medical, Inc., a North Carolina corporation ("CMI"), in a share exchange transaction. While the changes proposed in the proxy statement are not conditions precedent to the acquisition of CMI, CMI has requested that the Company propose such changes to its shareholders. The shareholders will not be taking action with regard to the CMI share exchange transaction. Nevertheless the Company has included significant financial information regarding CMI and its subsidiaries: A) unaudited pro forma financial statements showing operations of the Company, CMI, and its two subsidiaries Braemer, Inc, and Advanced Medical, Inc. on a consolidated basis for the fiscal year ended June 30, 1997 and the nine-month period ended March 31, 1998; B) the Company's audited financial statements for the fiscal years ended May 31, 1996 and May 31, 1997, and unaudited interim financial statements;
C) Carolina Medical, Inc. audited financial statements for fiscal years ended June 30, 1996 and June 30, 1997, and unaudited interim financial statements; and
D) Advanced Medical Products, Inc. audited financial statements for fiscal years ended June 30, 1996 and June 30, 1997, and unaudited interim financial statements. In accordance with the instructions to Item 13 of Schedule 14A, certain financial information has been omitted

Securities and Exchange Commission
June 1, 1998
Page 2


because it is not currently available and it is not material for the exercise of prudent judgment in regard to the matters to be acted upon by the shareholders. The information omitted is 2 years of audited and interim financial statements of Braemer, Inc., a wholly owned subsidiary of CMI, and audited financial statements of BIOTEL International, Inc., a holding company that was merged into CMI in late 1997. BIOTEL never had independent operations, profits or losses. Prior to its merger with CMI, BIOTEL owned 55% of the CMI.

         The Company plans to file, as part of its 8-K, all required financial information within 75 days of the completion of the CMI share exchange transaction.

         If you have any questions of concerns, please call me at your convenience.


                                            Very truly yours,

                                            FURBER TIMMER ZAHN, PLLP



                                            Kevin S. Spreng

PRELIMINARY COPIES
June 1, 1998


                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:
                         [X] Preliminary Proxy Statement
                  [ ] Confidential, for Use of Commission Only
                       (as permitted by Rule 14a-6(e) (2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
              [ ] Soliciting Material Pursuant to Rule 14a-11(c) or
                                   Rule 14a-12

                              BIOSENSOR CORPORATION

                  ---------------------------------------------

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PRELIMINARY COPIES
June 1, 1998


         1) Amount Previously Paid:

         2) Form, Schedule or Registration No.:

         3) Filing Party:

         4) Date Filed:

PRELIMINARY COPIES
June 1, 1998


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 22, 1998

         Notice is hereby given that a special meeting of shareholders of Biosensor Corporation (the "Company") will be held on June 22, 1998 at 2:00 p.m., at the Company's principal offices located at 7001 East Fish Lake Road, Maple Grove, MN 55331- 2833 for the following purposes:

         1. To vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to "BIOTEL Inc.";

         2. To vote upon a proposal to amend the Company's Articles of Incorporation to effectuate a one-for-six reverse stock split of all outstanding shares of common stock of the Company; and

         3. To vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of shares common stock and the number of shares of Preferred Stock the Company is authorized to issue.

         4. To vote upon a proposal to amend the Company's bylaws to permit the Board of Directors to fill vacancies on the board resulting from newly created directorships.

The Board of Directors has fixed the close of business on May 21, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors,




                                       B. Steven Springrose
                                       President

Maple Grove, Minnesota
June __, 1998

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                TABLE OF CONTENTS

                                                                            Page
Introduction...................................................................1
Background.....................................................................2
Proposals......................................................................3
         Proposal No. 1 Regarding Name Change..................................3
         Proposal No. 2 Regarding Reverse Stock Split..........................4
         Proposal No. 3 Regarding Increase in Authorized Capital Stock.........8
         Proposal No. 4 Regarding Amendment of Bylaws.........................10
Shareholder Proposals.........................................................11
Incorporation of Certain Documents by Reference...............................11
Other Matters.................................................................12


ANNEX

Annex I     Unaudited Pro Forma Financial Information

Annex II Carolina Medical, Inc. Audited Financial Statements for Fiscal Years Ended June 30, 1996 and June 30, 1997 and Unaudited Interim Financial Statements

Annex III   Articles I and Article III of the Company's Articles of
            Incorporation showing Amendments pursuant to Proposals No. 1 and 3

Annex IV Section 3.06 of the Company's Bylaws showing Amendments pursuant to Proposals No. 4

                              BIOSENSOR CORPORATION

                            ------------------------

               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 22, 1998

                            ------------------------

                                  INTRODUCTION
                                  ------------

         This Proxy Statement is furnished to the shareholders of Biosensor Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at a Special Meeting of shareholders to be held on June 22, 1998, or any adjournment(s). The purpose of the Special Meeting is to vote upon: I) the change of the Company's name to BIOTEL, Inc.," II) a one for six reverse stock split of the Company's common stock, III) increasing the authorized number of shares of common stock and preferred stock and IV) amending the bylaws to permit the board to fill vacancies resulting from the creation of new directorships. The Company's principal offices are located at 7001 East Fish Lake Road, Maple Grove, Minnesota, 55311. The mailing of this Proxy Statement to shareholders of the Company commenced on or about June 12, 1998.

         Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the President of the Company, or by revocation of a written proxy by request in person at the Special Meeting; but if not so revoked, the shares represented by such proxy will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

         Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. A shareholder who submits votes by proxy but does not direct the proxy to vote on a specific item of business is not considered to be present and entitled to vote with respect to such item of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on a shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not vote on such item on the shareholder's behalf.

         The total number of shares of stock outstanding and entitled to vote at the Special Meeting as of May 21, 1998 consisted of 2,843,055 shares of $.05 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on May 21, 1998 will be entitled to vote at the meeting. The presence, in person or by proxy, of holders of 51% of the shares of common stock entitled to vote at the Special Meeting of shareholders constitutes a quorum for the transaction of business. The proposals set forth in this Proxy Statement will be adopted upon the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon present, in person or by proxy, at the Special Meeting, provided a quarum is present.

                                   BACKGROUND

         On May 29, 1998 the Company entered into a Plan of Reorganization and Agreement (the "Plan") with Carolina Medical Inc. ("CMI"). The Plan provides for a stock-for-stock exchange in which the Company will, effective as of July 1, 1998, acquire all outstanding shares of CMI's capital stock in exchange for up to 150,000 shares of the Company's Series A Preferred Stock. The Plan requires the Company to submit to its shareholders proposals I) to change the Company's name to BIOTEL, Inc., II) to effect a one-for-six reverse stock split (the "Reverse Stock Split"), and III) to increase the authorized number of shares of common stock to 10,000,000 and the authorized number of preferred stock to 2,000,000. These proposals are set forth below as Proposal No. 1, Proposal No.2 and Proposal No. 3 respectively (Proposals 1, 2 and 3 are referred to herein collectively as the "Proposals").

         On May 27, 1998 by written action the Board of Directors, pursuant to the Minnesota Business Corporation Act, unanimously approved the Plan and the creation of the Series A Preferred Stock to be issued pursuant to the Plan. The board believes this action is in the best interest of the Company because it may alleviate some of the financial difficulties the Company has experienced. The Plan was approved by the shareholders of CMI on May 18, 1998. There were no dissenting CMI shareholders.

         Although the Proposals are required by the Plan, the Plan is not conditioned upon shareholder approval of the Proposals. The Company and CMI are both obligated, subject to certain conditions in the Plan, to effect the stock-for-stock exchange on July 1, 1998 regardless of whether the Company receives shareholder approval for some, all, or any of the Proposals.

         Each share of Series A Preferred Stock is convertible into 96 shares of common stock before the Reverse Stock Split and 16 shares of common stock after the Reverse Stock Split. Each share of Series A Preferred Stock has full voting rights, and participates in dividends and liquidations on an as-if-converted basis. After the completion of the stock-for-stock exchange with CMI, the current CMI shareholders will effectively own up to approximately 83% of the Company's issued and outstanding common stock. In addition, the Series A Preferred Stock will automatically convert into common stock as of the end of business on the first day following the date that I) there are shares of Series A Preferred Stock issued and outstanding, and II) the Company's Articles of Incorporation authorize sufficient common stock to accommodate conversion of all issued and outstanding shares of Series A Preferred Stock.

         CMI is a privately held North Carolina corporation that develops, manufactures, markets and services digital ultrasound imagers, electronic instruments for detecting circulatory system disorders and measuring the flow and pressure of blood, and cardiac monitoring systems. CMI will merge into CMI of Minnesota, Inc., a Minnesota corporation, prior to the effective day of the stock-for stock exchange with Biosensor. CMI has two subsidiaries: Braemar, Inc., and Advance Medical Products, Inc. Braemar, Inc., a North Carolina corporation, is a wholly owned subsidiary of Carolina Medical that develops, manufactures and markets tape recording devices for ambulatory ECG monitoring devices. CMI purchased the assets of Braemar effective on or about October 1, 1997. CMI owns approximately 55% of the issued and outstanding common stock of Advanced Medical Product, Inc., a publicly held Delaware corporation, that develops, manufactures, and markets ambulatory ECG and blood pressure monitors.

         The unaudited pro forma financial information attached as Annex I shows operations of the Company, Carolina Medical, Braemar, Inc, and Advanced Medical Products, Inc, on a consolidated basis for the fiscal year ended June 30, 1997 and the nine-month period ended March 31, 1998. Attached as Annex II are the audited financial statements of Carolina Medical, Inc. for the fiscal years ended June 30, 1996 and June 30, 1997. The Company's audited financial statements for fiscal years ended May 30, 1997 and May 30, 1996 and unaudited interim financial statements are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Advanced Medical Product, Inc.'s audited financial statements for the fiscal years ended June 30, 1996 and June 30, 1997 and unaudited interim financial statements are incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Financial information regarding Braemar, Inc. is included only to the extent that it is reflected in the unaudited pro forma financial information.

                                    PROPOSALS

PROPOSAL NO. 1
--------------

                           CHANGING OF CORPORATE NAME

         The Board of Directors has unanimously approved, for submission to the shareholders, a resolution regarding amending Article I of the Company's Articles of Incorporation to change the name of the Company to "BIOTEL, Inc." (the "Name Change Amendment"). Article I of the Company's Articles of Incorporation, as amended by the Name Change Amendment, is attached in Annex II.

         The change of the corporate name will not in any way affect the validity or transferability of stock certificates currently outstanding, the capital structure of the Company, the rights or obligations of the Company with respect to its existing contractual obligations, nor will it impact third parties' obligations with respect to the Company. Similarly, it will not impact the Company's ability to use its current tradename and trademarks.

         Upon adoption of this proposal, the Board of Directors will authorize the officers of the Company to file such amendment with the Minnesota Secretary of State. In addition, notification of the name change will be filed with the Securities and Exchange Commission.

         The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Company's Articles of Incorporation to change the Company's name to "BIOTEL Inc." to reflect the broadening nature of the Company's business.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  YOU VOTE "FOR" THE FOREGOING PROPOSAL NO. 1.

PROPOSAL NO. 2
--------------

                              PROPOSAL TO EFFECT A
                         ONE-FOR-SIX REVERSE STOCK SPLIT

         The Board of Directors has unanimously approved, for submission to the shareholders, a resolution regarding a one-for-six reverse stock split (the "Reverse Stock Split"). The intent of the Reverse Stock Split is to: I) reduce the number of shares of common stock outstanding, II) reduce the number of shares of common stock issuable upon conversion of the shares of Series A Preferred Stock that the Company is obligated to issue on July 1, 1998 pursuant to the Plan, and III) to increase the marketability and liquidity of the common stock.

         The Minnesota Business Corporation Act does not require the Reverse Stock Split be submitted to a shareholder vote. The Company is doing so pursuant to the terms of the Plan. The shareholders' vote on this Proposal No. 2 is not binding on the Board of Directors. If the shareholders do not approve the Reverse Stock Split, the Board of Directors may, in any event, exercise its rights under the Minnesota Business Corporation Act and effect the Reverse Stock Split.

         If this Proposal No. 2 is approved, the Reverse Stock Split will become effective as of 5:00 p.m. on the date it is approved (the "Reverse Split Date").

         On the Reverse Split Date and without any further action by Company or its shareholders, the following will occur: I) the shares of common stock held by shareholders of record as of the Reverse Split Date will be converted into the right to receive an amount of shares of common stock equal to the number of their shares divided by six, II) the number of shares of common stock issuable by the Company upon conversion of the authorized Series A Preferred Stock will be reduced from 96 to 16 shares of common stock for each share of Series A Preferred Stock, III) the number of authorized shares of common stock will be reduced from 4,850,000 to 808,333.333 (prior to the increase in authorized number of shares of common stock as set forth in Proposal No. 3 below), IV) the outstanding shares of common stock will be reduced from 2,843,055 to 473,842, and V) the aggregate number of shares of common stock issuable upon conversion of the Series A Preferred Stock will be reduced from 14,400,000 to 2,400,000 (the number of authorized shares of Series A Preferred Stock will remain 150,000).

         TABLE SHOWING EFFECT OF REVERSE STOCK SPLIT

--------------------------- ------------------------------------- ------------------------------------------
                                        Before Split                             After Split
--------------------------- ------------------------------------- ------------------------------------------
Class of Stock              Authorized      Issued                Authorized            Issued
--------------------------- --------------- --------------------- --------------------- --------------------
Common Stock                4,850,000       2,843,055             808,333.333           473,842(4)
--------------------------- --------------- --------------------- --------------------- --------------------

Series A Preferred          150,000(1)      none(2)               150,000(3)            none(2)
--------------------------- --------------- --------------------- --------------------- --------------------

Footnotes
   (1) Before the Reverse Stock Split each share of Series A Preferred Stock is convertible into 96 shares of common stock, or an aggregate of 14,400,000 shares of common stock.
   (2) As of the date of this Proxy Statement there are no shares of Series A Preferred Stock issued and outstanding, but the Company is obligated to issue up to 150,000 shares of Series A Preferred Stock on July 1, 1998 pursuant the Plan between the Company and CMI. See discussion in "Background," above.
   (3) After the Reverse Stock Split each share of Series A Preferred Stock will be convertible into 16 shares of common stock, or an aggregate of 2,400,000 shares of common stock.
   (4) After the Reverse Stock Split (but before the increase in capital stock proposed in Proposal No. 3) 334,490 shares of common stock will be authorized and unissued, assuming that no additional shares of common stock are issued by the Company after the Reverse Stock Date.

         Approval of the Reverse Stock Split would not affect any continuing shareholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the issuance of scrip for fractional shares. The shares of common stock which would be issued upon approval of the Reverse Stock Split would be fully paid and non-assessable. The voting rights and other privileges of the continuing holders of common stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof. Consummation of the Reverse Stock Split will have no material federal tax consequences to shareholders.

         The common stock trades on the local over-the-counter market and on the Record Date, May 21, 1998, the reported closing price of the common stock was $.28 per share. The number of record holders of the common stock on the Record Date was approximately 435. The Company does not anticipate that the Reverse Stock Split would result in a significant reduction in the number of such holders, and does not currently intend to effect the Reverse Stock Split if it would result in a reduction in the number of holders large enough to jeopardize the Company's status as a "public" company

         On the Reverse Split Date, each share of the common stock issued and outstanding immediately prior thereto (the "Old Common Stock") will be reclassified as and changed into the appropriate fraction of a share of the Company's common stock (the "New Common Stock"), subject to the treatment of fractional share interests described below. Shortly after the Reverse Split Date, the Company will send transmittal forms to the holders of the Old Common Stock for use in transmitting certificates representing shares of Old Common Stock ("Old Certificates") to the Company's transfer agent (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock and scrip in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

         No certificates or cash representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will be issued scrip upon surrender of certificates formerly representing Old Common Stock held by such holder which scrip shall equal a credit toward an additional share of the Company's New Common Stock, in an amount equal to the product of such fraction multiplied by the closing price of the Old Common Stock on the local over-the-counter market as of the Reverse Split Date (or in the event that the common stock is not so traded at such time, such closing price on the next preceding day on which such stock was traded on the such market). The Company will issue a certificate for a full share of common stock upon surrender of scrips aggregating a full share. The scrip shall be freely transferable.

         Upon proper completion and execution of the letter of transmittal and return thereof, along with all Old Certificates, to the Exchange Agent, shareholders will receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock represented by the Old Certificates have been converted as a result of the Reverse Stock Split, and scrip in lieu of any fraction of a share of New Common Stock to which such holders would otherwise be entitled. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their Old Certificates to the Exchange Agent until they have received the letter of transmittal. Old Certificates not presented for surrender as soon as practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer. Shareholders whose shares are held of record by their brokerage firm or other nominees need not take any action to exchange such shares. The brokerage firm or other nominee, as the record holder of such shares, will receive the letter of transmittal and will be required to surrender the Old Certificates representing such shares, together with the completed and executed letter of transmittal, in order to receive new certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates, all expenses of which will be borne by the Company.

         The principal purpose of the Reverse Stock Split is to reduce the number of shares of common stock outstanding. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to the Company's present market capitalization. The Board of Directors believes that a decrease in the number of outstanding shares of common stock, without any material alteration of the proportionate economic interest in the Company held by individual shareholders, may increase the trading price of the outstanding shares to a price roughly proportional to the Reverse Stock Split, although no assurance can be given that the market price of the common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

         The shares of common stock of the Company outstanding have not traded on any exchange since it was de-listed by NASDAQ in 1987. During the last twelve months, the Company's common stock has been trade in the local over-the-counter market listed at prices ranging from $.0625 bid to $.45 asked. There have been no active market makers and trading volume has been extremely light.

         The Board of Directors believes it would be highly advantageous to the Company's shareholders to obtain NASDAQ SmallCap listing for the common stock. One requirement for listing involves a $4.00 per share minimum price. While the Reverse Stock Split will not result in a per share price equal to or in excess of $4.00 per share or in the Company satisfying other NASDAQ SmallCap listing criteria, the Board of Directors believes the Reverse Stock Split is a preliminary step necessary to be in a position at some time to attempt to list the common stock on the NASDAQ SmallCap market.

         Additionally, the Board of Directors believes that the current per share price of the common stock may limit the effective marketability of the common stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of a lower-priced stock may represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Stock Split.

         The Board of Directors believes that the decrease in the number of shares of common stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the common stock by the financial community and the investment public and possibly promote greater liquidity for the holders of the common stock. It is possible, however, that liquidity could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although any increase in the market price of the common stock resulting from the Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding, the proposed Reverse Stock Split could result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices of brokerage houses and investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the shares.

         There can be no assurances, however, that the foregoing effects will occur or that the market price of the common stock immediately after implementation of the proposed Reverse Stock Split will be maintained for any period of time, or that such market price will approximate six times the market price before the proposed Reverse Stock Split.

         The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). This summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

         Neither the exchange of shares of Old Common Stock for shares of New Common Stock nor the issuance of scrip will result in recognition of gain or loss. Gain or loss will result upon the sale or other disposition of scrip (except if such scrip is exchanged with the Company in return for the issuance of additional shares of common stock). In such event a shareholder would recognize gain or loss, as the case may be, measured by the difference between the amount of cash or other property received and the basis of his or her Old Common Stock allocable to the fractional share represented by the scrip. Such gain or loss will be capital gain or loss if such shareholder's Old Common Stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period for his or her Old Common Stock exceeds twelve (12) months.

         The holding period of the shares of New Common Stock will include the shareholder's holding period for the shares of Old Common Stock exchanged therefor, provided that the shares of Old Common Stock were held as a capital asset. The total basis of the shares of New Common Stock will be the same as the total basis of the shares of Old Common Stock exchanged therefor, reduced by the basis allocable to the receipt of scrip in lieu of fractional shares described above.


                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  YOU VOTE "FOR" THE FOREGOING PROPOSAL NO. 2.

PROPOSAL NO. 3
--------------

                                PROPOSAL TO AMEND
                          ARTICLES OF INCORPORATION TO
                      INCREASE AUTHORIZED NUMBER OF SHARES
                       OF COMMON STOCK AND PREFERRED STOCK

         The Board of Directors has unanimously approved, for submission to the shareholders, a resolution regarding amending Article III of the Company's Articles of

Incorporation to increase the authorized number of shares of common stock of the Company from 808,333.333, following the Reverse Stock Split, to 10,000,000 shares, and to increase the authorized number of shares of Preferred Stock of the Company from 150,000, following the Reverse Stock Split, to 2,000,000 shares. Article III of the Company's Articles of Incorporation, as amended by this proposal, is attached in Annex III.

         The Company's Articles of Incorporation currently provide that the Company is authorized to issue up to 5,000,000 shares of capital stock, of which 4,850,000 has been designated Class A common stock and 150,000 of which has been designated as Series A Preferred Stock. If the Reverse Stock Split is approved, there will be 808,333.333 shares of common stock authorized of which 473,842 will be issued and outstanding. The authorized number of Series A Preferred Stock will be unaffected by the Reverse Stock Split. The number of shares of common stock issuable upon conversion of the Series A Preferred Stock will, however, be reduced from 14,400,000 to 2,400,000. In addition, if the Reverse Stock Split is approved, the Company will have 334,490 whole shares of common stock that are authorized but unissued, of which 13,750 will be reserved for issuance upon exercise of outstanding options and warrants. In order to fulfill its obligations under the outstanding options and warrants, and to convert the Series A Preferred Stock, which the Board of Directors believes is in the best interest of the Company, the Company needs at least 2,413,750 shares of authorized but unissued common stock.

         The Board of Directors believes conversion of the Series A Preferred Stock into common stock is in the best interests of the Company and its shareholders because it will simplify the capitalization of the Company, which is often more attractive to both the public and private equity markets.

         The Board of Directors recommends the increase in authorized number of shares of common stock and Preferred Stock to enable the Company to convert the Series A Preferred Stock and to have additional shares available for issuance in connection with future acquisitions, public or private offerings, conversions of convertible securities (including the conversion of the Series A Preferred Stock), employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes. Increasing the authorized number of shares of common stock and Preferred Stock will give the Company greater flexibility and will allow the Company to issue additional capital stock for the purposes described above.

         Other than in connection with: i) the Plan and ii) the possible merger of Advance Medical Products, Inc. (see "Background" and "Incorporation of Certain Documents by Reference" for information regarding Advanced Medical Products, Inc.) into the Company, the Company has no current plans, agreements or arrangements for the issuance of additional shares of common stock or Preferred Stock, other than the issuance of shares pursuant to its stock option and other employee benefit plans. The Company is at all times investigating additional sources of financing and future acquisitions which the Board of Directors believes will be in the best interests of the Company and its shareholders. In addition, the Company is currently seeking and plans to continue to seek additional financing, which could involve the issuance of either or both debt or equity of the Company.

         The additional authorized shares of common stock and Preferred Stock would also be available for issuance (subject to shareholder approval if required by law) at such times, on such terms and for such proper corporate purposes as the Board of Directors may approve, including possible future financing and acquisition transactions. Depending upon the nature and terms thereof, such transactions could enable the Board of Directors to render more difficult an attempt by a third party to obtain control of the Company. For example, the issuance of shares of common stock or Preferred Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to acquire control of the Company.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  YOU VOTE "FOR" THE FOREGOING PROPOSAL NO. 3.

PROPOSAL NO. 4
--------------

                            PROPOSAL TO AMEND BYLAWS
                             TO PERMIT THE BOARD TO
                             FILL CERTAIN VACANCIES

         The Board plans to amended Section 3.02 of the Bylaws to increase the size of the Company's Board of Directors from the number of directors last elected by the shareholders (presently 2) to between 2 and 10. When this amendment is effected the board will be able to create new directorships. The Company's bylaws (the "Bylaws") are silent on whether the board may fill vacancies resulting from the creation of new directorships. The board believes it would be in the best interest of the Company to have a clear mechanism for filling such directorships until the next annual shareholder meeting or special shareholder meeting called for the purpose of electing directors and suggests that the Bylaws be amended to provide such a mechanism. Section 3.06 of the Bylaws, as amended by this proposal, is attached in Annex IV.

         The Board of Directors believes that allowing the board to fill vacancies resulting from the creation of new directorships is in the best interests of the Company because it will facilitate the appointment or new directors representing the interest of new shareholders and the appointment outside directors, both of which are contemplated in connection with the Plan.

                 THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE
                       "FOR" THE FOREGOING PROPOSAL NO. 4

                          SHAREHOLDER PROPOSALS FOR THE
                               1998 ANNUAL MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ended May 31, 1998, is expected to be held on or about October 8, 1998, and all proxy materials in connection with that meeting are expected to be mailed on or about September 15, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company at the registrant's principal executive offices a reasonable period of time in advance of the date of the Company plans to release to shareholders in connection with its annual meeting of shareholders.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated into this Proxy Statement:

         a) The Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1997.

         b) The Company's quarterly report on Form 10-QSB for the quarter ended February 28, 1998.

         The following documents previously filed by the Advanced Medical Products, Inc. ("AMPI") with the Commission Exchange Act are incorporated into this Proxy Statement:

         a) AMPI's annual report on Form 10-KSB for the fiscal year ended June 30, 1997.

         b) AMPI's quarterly report on Form 10-QSB for the quarter ended March 31, 1998.

         Shareholders may receive without charge a copy of any one or more of the documents incorporated herein by reference by calling the Company at 420-2600 or writing 7001 East Fish Lake Road, Maple Grove, MN 55331-2833

                                  OTHER MATTERS

         All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted "FOR" proposals 1, 2, 3, and 4.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile or by mail.

                                          By Order of the Board of Directors,


                                          B. Steven Springrose
                                          PRESIDENT

                                                                         ANNEX I


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following pro forma consolidated financial statements (the "Pro Forma Financial Statements") are based on the financial statements of Carolina Medical, Inc., ("CMI"), Braemar, Inc., ("BMI"), Advanced Medical Products, Inc., (AMPI"), and Biosensor Corporation, ("BSC") adjusted to give pro forma affects to the acquisition and merger transactions described below.

CMI acquired the operating assets and liabilities of BMI on October 1, 1997, and also acquired over 50% of the outstanding common stock of AMPI during 1997. BSC will aquire the outstanding common stock of CMI on July 1, 1998 in a stock-for-stock exchange. However, because after the exchange CMI shareholders will own approximately 82% of BSC, the exchange will be accounted for as reverse acquisition transaction in which CMI will be the accounting acquiror. BSC will be the legal surviving company and will be renamed BIOTEL, Inc. These events are collectively referred to herein as the Transactions.

The unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1997, are derived from the audited statements of operations of CMI and AMPI for the year then ended, the audited statement of operations for BSC for the year ended May 31, 1997, and the unaudited statement of operations for BMI for the year ended June 30, 1997 and assume the Transactions were consummated on July 1, 1996. The unauditied Pro Forma Statements of Consolidated Operations for the nine months ended March 31, 1998, are derived from the unaudited statements of operations of CMI, BMI, and AMPI for the nine months ended March 31, 1998, and the unaudited statement of operations of BSC for the nine months ended February 28, 1998, and assume the Transactions were consummated on July 1, 1997. The unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998, is derived from the unaudited balance sheets of CMI, BMI, and AMPI as of March 31, 1998, and the February 28, 1998 balance sheet of BSC, and assume the Transactions were consummated on that date, except that the acquisition of the assets of BMI are assumed to occur on October 1, 1997, the actual acquisition date.

The unaudited Pro Forma Financial Statements do not purport to represent what the companies' results of operations or financial condition would actually have been if the Transactions had occurred on the dates indicated or to project the companies' results or financial conditions for or at any future period or date. The unaudited Pro Forma Financial Statements are presented for comparative purposes only. The pro forma adjustments, as described in the accompany data, are based on available information and certain assumptions that management believes are reasonable.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(A) The adjustment reflects the additional amortization expense of goodwill resulting from the allocation of the purchase price of BMI and BSC.

(B) The adjustment reflects additional interest expense on the indebtedness incurred on the acquisition of BMI assuming the debt was created at the beginning of the period and no principal reductions occurred during the period.

(C) These adjustments reflect the elimination of historical equity accounts, investment and operating accounts in order to consolidate the companies.

(D) The adjustments are to eliminate amounts owed to and from CMI, BMI, and AMPI.

(E) The adjustment reflects the acquisition of BSC, which will be accounted for as a purchase and is assumed to occur on March 31, 1998. The purchase price of BSC is assumed to be approximately $430,364, based on $.15 per share. The equity of BSC at March 31, 1998 is assumed to be $305,364, and the difference of $125,000 is allocated to goodwill. No value is assigned to goodwill resulting from the AMPI acquisition.

(F) The preferred stock of AMPI is assumed to have no value as of March 31, 1998.

                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (UNAUDITED)

                                                                                                                       PROFORMA
                                         CAROLINA                    ADVANCED MED.    BIOSENSOR     PROFORMA         CONSOLIDATED
                                       MEDICAL, INC.  BRAEMAR, INC.  PRODUCTS, INC.  CORPORATION   ADJUSTMENTS       BIOTEL, INC.
                                       ------------   ------------   ------------   ------------   ------------      ------------
SALES                                  $  1,886,047   $  5,730,464   $  2,976,847   $  2,504,907                     $ 13,098,265

COST OF SALES AND SERVICES                  950,274      3,758,855      1,642,960      1,235,205                        7,587,294
                                       ------------   ------------   ------------   ------------                     ------------

GROSS PROFIT                                935,773      1,971,609      1,333,887      1,269,702                        5,510,971
                                       ------------   ------------   ------------   ------------                     ------------

OPERATING EXPENSES                          784,378      1,573,892      1,987,565      1,415,886        $75,000 (A)     5,836,721
                                       ------------   ------------   ------------   ------------   ------------      ------------

INCOME (LOSS) FROM OPERATIONS               151,396        397,717       (653,678)      (146,184)       (75,000)         (325,750)
                                       ------------   ------------   ------------   ------------   ------------      ------------

OTHER INCOME AND (EXPENSE):
  INTEREST INCOME                            19,806                                        2,593                           22,399
  INTEREST EXPENSE                          (32,848)       (52,991)       (65,168)        (2,587)      (230,000)(B)      (383,594)
  EQUITY-SUBSIDIARY OPERATIONS-AMP         (426,009)                                                    426,009 (C)
  OTHER                                        (369)                       37,934       (353,761)                        (316,196)
                                       ------------   ------------   ------------   ------------   ------------      ------------

   NET OTHER INCOME (EXPENSE)              (439,420)       (52,991)       (27,234)      (353,755)       196,009          (677,391)
                                       ------------   ------------   ------------   ------------   ------------      ------------

NET INCOME (LOSS) BEFORE TAXES             (288,025)       344,726       (680,912)      (499,939)       121,009        (1,003,141)

PROVISION FOR INCOME TAXES                  (32,528)      (136,164)                                                      (168,692)
                                       ------------   ------------   ------------   ------------   ------------      ------------

NET INCOME (LOSS)                      $   (320,553)  $    208,562   $   (680,912)  $   (499,939)  $    121,009      $ (1,171,833)
                                       ===========================   ============   ============   ============      ============

BASIC AND DILUTED LOSS PER SHARE                                                                                     $      (0.41)
                                                                                                                     ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                                                                                           2,823,060
                                                                                                                     ============


SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                       PROFORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                   (UNAUDITED)

                                     ASSETS

                                                                                                                    PROFORMA
                                       CAROLINA                    ADVANCED MED.      BIOSENSOR    PROFORMA       CONSOLIDATED
                                     MEDICAL, INC. BRAEMAR, INC.   PRODUCTS, INC.    CORPORATION  ADJUSTMENTS     BIOTEL, INC.
                                      -----------  -----------      -----------      -----------  -----------      -----------
CURRENT ASSETS:
  CASH                                $   137,269  $   192,448      $    49,186      $    37,219                   $   416,122
  ACCOUNTS RECEIVABLE, TRADE              200,203      877,023          579,968          266,507  ($  122,726)(D)    1,800,975
  NOTE RECEIVABLE - ADVANCED MEDICAL      150,000                                                    (150,000)(D)
  ACCOUNTS RECEIVABLE, OTHER               14,856                        80,000                       (94,482)(D)          374
  INVENTORY                               703,281      726,222          540,818          246,153                     2,216,474
  PREPAIDS                                 11,933       63,191           48,007           28,312                       151,443
                                      -----------  -----------      -----------      -----------  -----------      -----------
      TOTAL CURRENT ASSETS              1,217,542    1,858,884        1,297,979          578,191     (367,208)       4,585,388
                                      -----------  -----------      -----------      -----------  -----------      -----------

PROPERTY & EQUIPMENT,NET                  170,672      402,863          204,245           44,131                       821,911
                                      -----------  -----------      -----------      -----------                   -----------

OTHER ASSETS:
   DEFERRED CHARGES (NET)                               67,500                                                          67,500
   CASH VALUE OF LIFE INSURANCE-NET        23,547                                                                       23,547

   INVESTMENT IN AMP                       63,908                                                     (63,908)(C)
   INVESTMENT IN BRAEMAR                  156,375                                                    (156,375)(C)
   NOTE RECEIVABLE-BRAEMAR              1,600,000                                                  (1,600,000)(D)
   GOODWILL                                            966,667                                        125,000 (E)    1,091,667
   OTHER                                   88,292      205,072           67,232           18,000     (197,240)(D)      181,356
                                      -----------  -----------      -----------      -----------  -----------      -----------
    TOTAL OTHER ASSETS                  1,932,122    1,239,239           67,232           18,000   (1,892,523)       1,364,070
                                      -----------  -----------      -----------      -----------  -----------      -----------

TOTAL ASSETS                          $ 3,320,336  $ 3,500,986      $ 1,569,456      $   640,322  ($2,259,731)     $ 6,771,369
                                      ===========  ===========      ===========      ===========  ===========      ===========

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                       PROFORMA CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1998
                                   (UNAUDITED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                                          PROFORMA
                                           CAROLINA                    ADVANCED MED.     BIOSENSOR       PROFORMA       CONSOLIDATED
                                         MEDICAL, INC. BRAEMAR, INC.   PRODUCTS, INC.   CORPORATION     ADJUSTMENTS     BIOTEL, INC.
                                          -----------   -----------     -----------     -----------     -----------     -----------
CURRENT LIABILITIES:
  NOTES PAYABLE                                                         $   402,615                                     $   402,615
  CURRENT MATURITIES OF LONG-TERM DEBT    $   151,893   $   100,000          24,000                                         275,893
  NOTE PAYABLE-KLAWANS                        150,000                                                                       150,000
  NOTE PAYABLE-AMP                             80,000                                                       (80,000)(D)
  TRADE ACCOUNTS PAYABLE                       73,955       561,826         543,049     $    85,369        (122,726)(D)   1,141,473
  ACCRUED EXPENSES                            158,515       179,014          97,912          90,917         (14,482)(D)     511,876
  DEFERRED SERVICE CONTRACTS                  142,699                       163,628                                         306,327
  WARRANTY RESERVE                             30,548                             0          31,672                          62,220
  OTHER PAYABLES                               14,458        42,600          69,544                                         126,602
                                          -----------   -----------     -----------     -----------     -----------     -----------
        TOTAL CURRENT LIABILITIES             802,068       883,440       1,300,748         207,958        (217,208)      2,977,006
                                          -----------   -----------     -----------     -----------     -----------     -----------

LONG-TERM LIABILITIES:
  LONG-TERM DEBT, LESS CURRENT MATURITIES     257,636       860,171          75,576                                       1,193,383
  NOTE PAYABLE-BRAEMAR                        196,240                                                      (196,240)(D)
  NOTE PAYABLE-ORDWAY                       1,600,000                                                                     1,600,000
  NOTE PAYABLE-BIOTEL/CMI                                 1,600,000         150,000                      (1,750,000)(D)
  OTHER LONG-TERM LIABILITIES                                               148,015         127,000                         275,015
                                          -----------   -----------     -----------     -----------     -----------     -----------
        TOTAL LONG-TERM LIABILITIES         2,053,876     2,460,171         373,591         127,000      (1,946,240)      3,068,398
                                          -----------   -----------     -----------     -----------     -----------     -----------
            TOTAL LIABILITIES               2,855,944     3,343,611       1,674,339         334,958      (2,163,448)      6,045,404
                                          -----------   -----------     -----------     -----------     -----------     -----------

STOCKHOLDERS' EQUITY:
  COMMON STOCK                                314,922         1,000          59,625         141,153        (375,547)(C)     141,153
  PREFERRED STOCK                                                         2,289,410                      (2,289,410)(F)
  ADDITIONAL PAID-IN CAPITAL                  312,859                     2,501,175       2,940,447      (5,006,280)(C)     748,201
  RETAINED EARNINGS (DEFICIT)                (163,388)      156,375      (4,955,093)     (2,776,236)      7,574,954 (C)    (163,388)
                                          -----------   -----------     -----------     -----------     -----------     -----------
        TOTAL STOCKHOLDERS' EQUITY            464,392       157,375        (104,883)        305,364         (96,283)        725,965
                                          -----------   -----------     -----------     -----------     -----------     -----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $ 3,320,336   $ 3,500,986     $ 1,569,456     $   640,322     ($2,259,731)    $ 6,771,369
                                          ===========   ===========     ===========     ===========     ===========     ===========

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                 PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                   (UNAUDITED)

                                                                                                                        PROFORMA
                                             CAROLINA                    ADVANCED MED.  BIOSENSOR      PROFORMA       CONSOLIDATED
                                           MEDICAL, INC.  BRAEMAR, INC.  PRODUCTS,INC. CORPORATION    ADJUSTMENTS     BIOTEL, INC.
                                            -----------   -----------    -----------   -----------    -----------     -----------
SALES                                       $ 1,385,464   $ 4,507,844    $ 1,645,896   $ 1,547,901                    $ 9,087,105

COST OF SALES AND SERVICES                      798,113     2,851,725        817,789       782,856                      5,250,483
                                            -----------   -----------    -----------   -----------                    -----------

GROSS PROFIT                                    587,351     1,656,119        828,107       765,045                      3,836,622
                                            -----------   -----------    -----------   -----------                    -----------

OPERATING EXPENSES                              565,078     1,216,191        929,610       958,320        $22,250 (A)   3,691,449
                                            -----------   -----------    -----------   -----------                    -----------

INCOME  (LOSS) FROM OPERATIONS                   22,273       439,928       (101,503)     (193,275)                       145,173
                                            -----------   -----------    -----------   -----------                    -----------

OTHER INCOME AND (EXPENSE):
  INTEREST INCOME                                 8,661                                                                     8,661
  INTEREST EXPENSE                              (44,227)      (91,392)       (81,901)                     (57,500)(B)    (275,020)
  EQUITY-SUBSIDIARY OPERATIONS-BRM               55,147                                                   (55,147)(C)
  EQUITY-SUBSIDIARY OPERATIONS-AMP             (199,592)                                                 (199,592)(C)
  OTHER                                             (55)      (12,469)                     152,950                        140,426
                                            -----------   -----------    -----------   -----------                    -----------

   NET OTHER INCOME (EXPENSE)                  (180,066)     (103,861)       (81,901)      152,950                       (125,933)
                                            -----------   -----------    -----------   -----------                    -----------

NET INCOME (LOSS) BEFORE TAXES                 (157,793)      336,067       (183,404)      (40,325)                        19,240

PROVISION FOR INCOME TAXES                          269      (132,747)                        (407)                      (132,885)
                                            -----------   -----------    -----------   -----------    -----------     -----------

NET INCOME (LOSS)                           $  (157,524)  $   203,320    $  (183,404)  $   (40,732)   ($  289,989)    $  (113,645)
                                            ===========   ===========    ===========   ===========    ===========     ===========

BASIC AND DILUTED LOSS PER SHARE                                                                                      ($     0.04)
                                                                                                                      ===========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                                                                                                           2,823,060
                                                                                                                      ===========

SEE NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                                        ANNEX II

                             CAROLINA MEDICAL, INC.

                              King, North Carolina







                          AUDITED FINANCIAL STATEMENTS








                             JUNE 30, 1997 AND 1996
                              AND FOR THE YEAR AND
                           THE NINE MONTHS THEN ENDED

Audited Financial Statements

CAROLINA MEDICAL, INC.

June 30, 1997 and 1996
and For The Year and The Nine Months Then Ended



AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report..................................................1
Balance Sheets................................................................2
Statements of Income and Retained Earnings (Accumulated Deficits).............4
Statements of Cash Flows......................................................5
Notes to Financial Statements.................................................7

The Board of Directors
CAROLINA MEDICAL, INC.
King, North Carolina


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of CAROLINA MEDICAL, INC. as of June 30, 1997 and 1996, and the related statements of income and retained earnings (accumulated deficits) and cash flows for the year and the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CAROLINA MEDICAL, INC. as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the year and the nine months then ended in conformity with generally accepted accounting principles.




August 21, 1997, except for Note N,
as to which the date is December 5, 1997

                                                     Royster Smith Shelton & Co.

BALANCE SHEETS

CAROLINA MEDICAL, INC.

June 30,

                                                                1997          1996
                                                             ----------    ----------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                 $  138,667    $  276,210
   Accounts receivable                                          286,812       301,107
   Refundable income taxes                                        8,580        28,000
   Inventories--Note C                                          805,760       556,136
   Prepaid expenses                                              32,279        29,086
   Deferred income taxes--Note I                                 56,152        49,955
                                                             ----------    ----------
   Total Current Assets                                       1,328,250     1,240,494
                                                             ----------    ----------

PROPERTY AND EQUIPMENT--Note D                                  151,845       165,129
                                                             ----------    ----------

DEFERRED TAXES-Noncurrent--Note I                                32,141        42,245
                                                             ----------    ----------

OTHER ASSETS
   Equity investment--Note M                                                   15,842
   Cash value of life insurance,
     net of policy loans--Note E                                 23,547        25,772
   Other                                                         40,899        44,130
                                                             ----------    ----------
                                                                 64,446        85,744





                                                             ----------    ----------

                                                             $1,576,682    $1,533,612
                                                             ==========    ==========

                                                                         1997           1996
                                                                     -----------    -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt--Note G                      $   209,171    $   140,540
   Note payable--Note F                                                   18,333         18,316
   Trade accounts payable                                                117,777        139,513
   Accrued salaries and other expenses                                    76,501         86,615
   Accrued expenses - affiliates                                                          7,622
   Accrued vacation                                                       34,104         34,849
   Accrued royalties                                                      32,225          8,913
   Warranty reserve                                                       49,924         42,763
   Accrued commissions                                                    11,503          7,354
   Deferred service contract revenue                                     154,763        166,110
   Advances from customers                                                16,143         20,373
   Income taxes payable--Note I                                            9,200
                                                                     -----------    -----------
   Total Current Liabilities                                             729,644        672,968
                                                                     -----------    -----------

LONG-TERM DEBT, less current maturities--Note G                          321,715        413,720
                                                                     -----------    -----------

DEFERRED CONTRACT REVENUE                                                  1,631          2,639
                                                                     -----------    -----------

COMMITMENTS AND CONTINGENCIES--Note H

STOCKHOLDERS' EQUITY
   Common stock, $.20 par value; 4,000,000 shares
     authorized; 1,147,968 issued and outstanding                        229,594        229,594
   Additional paid-in capital                                            259,309        259,309
   Retained earnings (accumulated deficit)                                34,789        (44,618)
                                                                     -----------    -----------
                                                                         523,692        444,285
                                                                     -----------    -----------

                                                                     $ 1,576,682    $ 1,533,612
                                                                     ===========    ===========

See notes to financial statements

STATEMENTS OF INCOME AND RETAINED EARNINGS (ACCUMULATED DEFICIT)

CAROLINA MEDICAL, INC.

For The Year Ended June 30, 1997
and The Nine Months Ended June 30, 1996

                                                             1997            1996
                                                          (ONE YEAR)     (Nine Months)
                                                          -----------     -----------
GROSS SALES:
   Product sales                                          $   913,479     $   942,355
   Service contracts and other                                972,568         884,931
                                                          -----------     -----------
                                                            1,886,047       1,827,286

COST OF SALES AND SERVICES                                    950,274         997,938
                                                          -----------     -----------

GROSS PROFIT                                                  935,773         829,348
                                                          -----------     -----------

SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES:
   Research and development                                   169,361         144,518
   Marketing and sales                                        242,926         180,189
   General and administrative                                 359,836         334,139
                                                          -----------     -----------
                                                              772,123         658,846
                                                          -----------     -----------

OPERATING INCOME                                              163,650         170,502

LOSS FROM EQUITY INVESTMENT                                   (15,842)       (134,158)

OTHER EXPENSES, net--Note K                                   (35,873)        (23,496)
                                                          -----------     -----------

NET INCOME BEFORE INCOME TAX BENEFIT                          111,935          12,848

INCOME TAX BENEFIT (PROVISION)--Note I                        (32,528)         53,183
                                                          -----------     -----------

NET INCOME                                                     79,407          66,031

ACCUMULATED DEFICITS AT
   BEGINNING OF YEAR                                          (44,618)       (110,649)
                                                          -----------     -----------

RETAINED EARNINGS (ACCUMULATED DEFICIT) AT
   END OF YEAR                                            $    34,789     $   (44,618)
                                                          ===========     ===========

See notes to financial statements

STATEMENTS OF CASH FLOWS

CAROLINA MEDICAL, INC.

For The Year Ended June 30, 1997
and The Nine Months Ended June 30, 1996

                                                             1997           1996
                                                          (ONE YEAR)    (Nine Months)
                                                         -----------     -----------
OPERATING ACTIVITIES
   Net income                                            $    79,407     $    66,031
   Adjustments to reconcile net income to net cash
     provided (used) by operating activities:
       Depreciation and amortization                          43,425          80,671
       Gain on disposal of fixed assets                                       (2,085)
       (Decrease) increase in deferred tax assets              3,907         (55,183)
       Loss from operations of equity investment              15,842         134,158
       Decrease (increase) in refundable income taxes         19,420         (28,000)
       Decrease in accounts receivable                        14,295         136,355
       Increase in inventories                               (66,506)         (4,204)
       Increase in other prepaids                             (3,193)         (5,895)
       Decrease in accounts payable
         and accrued expenses                                (39,275)       (101,258)
       Decrease in deferred service
         contract revenue                                    (12,355)        (70,045)
                                                         -----------     -----------
CASH PROVIDED BY OPERATING ACTIVITIES                         54,967         150,545
                                                         -----------     -----------

INVESTING ACTIVITIES
Decrease in cash value of life insurance                       2,225           1,267
Purchase of property and equipment                           (19,157)        (61,176)
Purchase of software                                          (7,753)        (13,978)
Proceeds from sale of fixed assets                                             2,485
Purchase of equity investment                                               (150,000)
Purchase of license agreement                                                (10,000)
                                                         -----------     -----------
CASH USED BY INVESTING ACTIVITIES                            (24,685)       (231,402)
                                                         -----------     -----------

                                                                   1997         1996
                                                                (ONE YEAR)  (Nine Months)
                                                                ---------    ----------
FINANCING ACTIVITIES
   Proceeds from issuance of debt                                  20,530        55,527
   Repayments of debt                                            (188,355)     (220,414)
                                                                ---------     ---------
CASH USED BY FINANCING ACTIVITIES                                (167,825)     (164,887)
                                                                ---------     ---------


NET DECREASE IN CASH
   AND CASH EQUIVALENTS                                          (137,543)     (245,744)


CASH AND CASH EQUIVALENTS
   AT BEGINNING OF YEAR                                           276,210       521,954
                                                                ---------     ---------


CASH AND CASH EQUIVALENTS
   AT END OF YEAR                                               $ 138,667     $ 276,210
                                                                =========     =========


SUPPLEMENTAL DISCLOSURE:
   Cash paid for interest                                       $  39,916     $  31,020
                                                                =========     =========

   Cash paid for income taxes                                                 $  30,000
                                                                              =========


SCHEDULE OF NON-CASH OPERATING
   AND FINANCING TRANSACTIONS

     Acquisition of inventory in exchange for a note payable    $ 183,118
                                                                =========

     Issuance of note payable in exchange for inventory         $ 144,468
                                                                =========

Exchange of fixed asset for inventory                                         $  11,000
                                                                              =========

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

CAROLINA MEDICAL, INC.


NOTE A--NATURE OF BUSINESS

CAROLINA MEDICAL, INC. (the "Company") was incorporated in July 1959, and is established in manufacturing and the servicing of ultrasound imaging and electronic diagnostic instruments for detecting circulatory disorders and measuring blood flow and blood pressure parameters. The Company's sales are principally to customers in the United States with some international sales.


NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR CHANGE: The Company changed its annual accounting reporting period from September 30 to June 30 in 1996. The current period financial statements are presented as of and for the year ended June 30, 1997. Comparative balances are reported as of and for the nine months ended June 30, 1996.


CASH AND CASH EQUIVALENTS: The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be equivalent to cash. During fiscal years 1997 and 1996, the Company had bank deposits in excess of the amounts insured by the Federal Deposit Insurance Corporation.


INVENTORIES: Inventories are valued at the lower of cost or market using the standard cost method.


PROPERTY AND EQUIPMENT: Property and equipment are recorded at cost. Depreciation is calculated by the straight-line or declining-balance method over estimated useful lives of three to ten years for equipment and three to five years for automobiles for financial reporting purposes, and accelerated methods for income tax purposes.


REVENUE RECOGNITION: Revenues from product sales are recognized at date of shipment. Service contract revenues are recognized during the term of the service contract which, in most cases, ranges from one to three years.


WARRANTY RESERVE: The Company warrants its products against defects in material and workmanship for ninety days for electromagnetic and ultrasound probes and one year for electronic and ultrasound equipment. A reserve is provided for estimated warranty cost.

RESEARCH AND DEVELOPMENT: Research and development costs are charged to operations as incurred. These costs are for proprietary research and development activities that are expected to contribute to the future profitability of the Company.


SOFTWARE DEVELOPMENT COSTS: The costs incurred by the Company to develop computer software for sale with products are expensed as research and development costs until technological feasibility is established. Costs incurred after the attainment of technological feasibility are capitalized until the software is ready for sale. Thereafter, capitalized software costs are amortized over their estimated useful lives.


MANAGEMENT ESTIMATES: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in computing the inventory valuation allowance and warranty reserve. Actual results could differ from those estimates.


INCOME TAXES: Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes relate to differences between financial and income tax reporting for the basis of inventory, property and equipment, equity investments, and accrued compensation. The deferred tax accounts represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled (Note I).


EQUITY INVESTMENTS: An investment in a corporation over which the Company can exert significant influence is accounted for under the equity method of accounting, whereby the investment is recorded at cost and adjusted for the Company's proportionate share of its undistributed earnings or losses (Note M).

NOTE C--INVENTORIES

                                                      JUNE 30,         June 30
                                                        1997             1996
                                                      --------         --------

   Raw materials and supplies                         $414,941         $242,889
   Work in process                                     227,907          189,381
   Finished goods at plant                             140,768           99,222
   Finished goods on short-term loan,
     held for sale and demonstration                    72,144           64,644
   Inventory reserve                                   (50,000)         (40,000)
                                                      --------         --------

                                                      $805,760         $556,136
                                                      ========         ========


The inventory reserve has been established for estimated inventory losses due to obsolescence and waste.


NOTE D--PROPERTY AND EQUIPMENT

                                                      JUNE 30,         June 30
                                                        1997             1996
                                                      --------         --------

   Machinery and equipment                            $927,801         $908,644
   Vehicles                                             23,330           23,330
   Leasehold improvements                                9,127            9,127
                                                      --------         --------
                                                       960,258          941,101
   Less accumulated depreciation                      (808,413)        (775,972)
                                                      --------         --------

                                                      $151,845         $165,129
                                                      ========         ========


Depreciation expense recorded for the year ended June 30, 1997 and the nine months ended June 30, 1996 was $32,491 and $72,933, respectively.

NOTE E--CASH VALUE OF LIFE INSURANCE

                                                      JUNE 30,         June 30
                                                        1997             1996
                                                      --------         --------

   Cash surrender value                               $ 44,628         $ 45,318
   Policy loans                                        (21,081)         (19,546)
                                                      --------         --------

   Net cash value of life insurance                   $ 23,547         $ 25,772
                                                      ========         ========


NOTE F--NOTE PAYABLE

The Company owed $18,333 and $18,316 as of June 30, 1997 and 1996, respectively, under separate note agreements for product liability insurance coverage. The current note is due in nine monthly installments, including interest at 9 1/2% per annum.


NOTE G--LONG-TERM DEBT

                                                       JUNE 30,         June 30
                                                         1997             1996
                                                       --------         --------

Term loan with bank, payable in monthly installments
of $3,600, including interest at 8% per annum through
June 1, 2001; guaranteed by certain officers of the
Company and collateralized by substantially all of
the Company's assets                                   $146,412         $176,591

Term loan with bank, payable in monthly installments
of $1,500 including interest at the bank's prime rate
plus 2% per annum, due on April 1, 1999, secured by
equipment                                                71,218           81,301

Note due to stockholder, annual interest of 9%,
due September 30, 1997, unsecured                        25,800           25,800

Note due to affiliated partnership, annual interest of
5 1/4%, due July 21, 1999, unsecured--Note L             32,081           42,110

                                                       JUNE 30,         June 30
                                                         1997             1996
                                                       --------         --------

Term loan with bank, payable in monthly
installments of $2,042, including interest at
10% per annum through October 10, 2000,
collateralized by substantially all of the
Company's assets                                        115,647          127,928

Non-interest bearing notes to a company for
purchase of equipment, due December 31, 1997,
secured by equipment                                     31,746          100,530

Non-interest bearing note to a company for
purchase of inventory, due February 1999,
payable in monthly installments of $6,020,
interest imputed at 8% per annum; (net of
unamortized discount of $7,408)                         107,982
                                                       --------         --------
                                                        530,886          554,260
Less current maturities                                 209,171          140,540
                                                       --------         --------

                                                       $321,715         $413,720
                                                       ========         ========


Maturities of long-term debt are as follows:

       1998                                            $209,171
       1999                                             111,801
       2000                                              81,048
       2001                                              74,533
       2002                                              25,504
       Thereafter                                        28,829
                                                       --------

                                                       $530,886
                                                       ========


The bank loan agreements contain requirements to provide certain financial information to the bank on a quarterly basis. These agreements require the book values of the assets securing the obligations to be at least 1.5 times the outstanding loan balances.

NOTE H--COMMITMENTS AND CONTINGENCIES

In January 1993, certain intellectual property was acquired through a non-exclusive licensing agreement with Indiana Business Modernization and Technology Corporation ("BMT"). In accordance with this agreement, the Company paid an initial $10,000 fee and is required to pay a royalty equal to one percent of net sales incorporating the intellectual property, until total payments equal $300,000. Thereafter, the Company is required to pay one-half percent of net sales, until total payments equal $603,450. In no event shall the royalty payments be less than $25,000 per year for the first five years of the agreement. The agreement also stipulates that BMT shall not grant any non-exclusive license of the intellectual property to any other party for eighteen months after the date of the agreement. The Company's royalty fees for the year ended June 30, 1997 and for the nine months ended June 30, 1996 were $25,000 and $18,225, respectively.

In fiscal year 1997, it was discovered that the land adjacent to the building occupied by the Company is contaminated by toxic chemicals. This land is owned by an affiliated partnership which also owns the land and building occupied by the Company (Note L). The initial cleanup cost of approximately $10,000 was paid by the partnership in 1997. The cost of the property cleanup is not expected to exceed $75,000. While the Company may be contingently liable for these remediation cost, it is possible that the property owner or its insurance company will be ultimately liable for these costs.


NOTE I--INCOME TAXES

The Company accounts for its income taxes under Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach to financial accounting and reporting for income taxes. The Company's income tax year end is September 30, even though its financial reporting year end is June 30. The Company intends to change its income tax year end to June 30 when Internal Revenue Service rules allow such a change.

The income tax (expense) benefit consists of the following:

                                                1997                 1996
                                              --------             --------
                                             (ONE YEAR)          (Nine Months)

   Taxes currently payable                    $(28,621)            $ (2,000)
   Deferred tax benefit (provision)             (3,907)              55,183
                                              --------             --------

                                              $(32,528)            $ 53,183
                                              ========             ========

The net deferred tax assets in the accompanying balance sheets include the following components:

                                               JUNE 30,           June 30
                                                 1997               1996
                                              ---------           --------

   Deferred tax assets                        $ 108,572           $104,568
   Deferred tax liabilities                     (20,279)           (12,368)
   Valuation allowance                                0                  0
                                              ---------           --------
   Net deferred tax assets                       88,293             92,200
   Less current portion                          56,152             49,955
                                              ---------           --------

   Long-term portion                          $  32,141           $ 42,245
                                              =========           ========



The Company has net operating loss carryovers totaling approximately $21,700 for state tax purposes that may be offset against future taxable income. Additionally, the Company has research and development tax credits of approximately $40,000 which are available to reduce income taxes payable in future periods.

The loss and credit carryovers expire as follows:

                                                                  Research and
                                                                  Development
                      Year Ending               State Loss         Tax Credit
                      September 30              Carryovers         Carryovers
                      ------------              ----------        ------------

                          1998                     $21,700
                          2002                                      $  40,000
                                                   -------          ---------

                                                   $21,700          $  40,000
                                                   =======          =========

NOTE J--EMPLOYEE BENEFIT PLANS

PROFIT-SHARING PLAN - The Company has a profit-sharing plan covering its eligible employees, which includes essentially all employees. This plan is to be funded as accrued and is non-contributory by the participants. There were no contributions made by the Company to this plan for the year and the nine months ended June 30, 1997 and 1996, respectively.

EMPLOYEE 401(k) PLAN - The Company has an employee 401(k) plan which is contributory by the participants. The Company, at its option, may contribute to the plan on a matching basis. There were no contributions by the Company for the year ended June 30, 1997. The Company contributed $5,000 to this plan for the nine months ended June 30, 1996.

EMPLOYEE FLEXIBLE BENEFITS PLAN - The Company has an employee flexible benefits plan, or salary reduction plan, which provides for pre-tax payment by employees of employer-sponsored employee medical insurance premiums and part of their unreimbursed medical and dependent care expenses.


NOTE K--OTHER INCOME AND EXPENSES

Other income and (expenses) consist of:

                                                    1997               1996
                                                  ---------          ---------
                                                 (ONE YEAR)        (Nine Months)

     Interest income                              $   7,865          $   7,883
     Interest expense                               (43,369)           (33,637)
     Gain on sale of equipment                                           2,085
     Miscellaneous income (expense)                    (369)               173
                                                  ---------          ---------

                                                  $ (35,873)         $ (23,496)
                                                  =========          =========

NOTE L--TRANSACTIONS WITH RELATED PARTIES

In April 1987, the Company sold its land and building located in King, North Carolina to King Investment Partners ("KIP"), a partnership composed principally of the Company's controlling stockholders and their spouses. The Company entered into an agreement to lease the land and building from KIP for a three-year period. Under this agreement, KIP has the option of increasing the lease amount at the end of each year. The lease imposes certain subleasing restrictions on the Company, as well as minimum insurance requirements. In 1993, the Company renewed the lease for an additional three-year term with minimum annual lease payments of $96,600. In July 1994, the Company and KIP amended the lease agreement for the remainder of the term to reduce the lease payments to $72,000 annually. Effective May 1, 1996, the lease term was amended by the Company and KIP to allow for a 10% increase in rental payments. During July 1994, the Company issued an unsecured note payable to KIP for unpaid rent payable due over five years at an interest rate of 5 1/4 percent per annum (Note G). The current three-year lease expires on May 1, 1999.

Total rent expense to KIP was $79,200 for the year ended June 30, 1997 and $52,200 for the nine months ended June 30, 1996.

Future minimum lease payments under the lease with KIP as of June 30, 1997 are as follows:

       1998                                         $  79,200
       1999                                            66,000
                                                    ---------

                                                    $ 145,200
                                                    =========


The Company has agreed to pay an annual bonus of not less than $35,000 to an officer of the Company. The bonus is to be paid for a period of three years beginning October 1, 1993, contingent upon the continued employment of the officer. The bonus was paid in full during fiscal 1997.

NOTE M--EQUITY INVESTMENT

Effective in January 1996, the Company acquired approximately 22% of the common stock of Advanced Medical Products, Inc. ("Advanced Medical"). Advanced Medical, which is a publicly-held company, issued additional common stock during March 1996, thereby diluting the Company's ownership interest to 15.5%. This investment is accounted for under the equity method since the Company exercises significant influence over the operating policies of this investee.

Financial information of Advanced Medical as of and for the year ended June 30, 1997 was not available at the time that these financial statements were issued. Advanced Medical's assets, liabilities, and results of operations for 1996 were as follows.

                                                            1996
                                                         -----------

       Total Assets                                      $ 1,853,947
                                                         ===========

       Total Liabilities                                 $ 1,411,369
                                                         ===========

       Net Loss                                          $(1,201,141)
                                                         ===========



NOTE N--SUBSEQUENT EVENTS

Effective on October 22, 1997, a wholly-owned subsidiary of BioTel International, Inc. (BioTel), a Delaware corporation and stockholder of the Company, acquired certain assets and assumed certain liabilities of Braemar, Inc. of Burnsville, Minnesota. Braemar manufactures non-invasive medical recording and monitoring equipment. In addition to the liabilities assumed, this acquisition was financed by a note payable to the seller for $1,000,000 and a loan from a stockholder of BioTel of $1,600,000, of which $1,403,760 was paid to the seller. During November 1997, the subsidiary advanced the remaining $196,240 to BioTel, which paid $183,500, along with a note for $80,000, to Advanced Medical in exchange for 850,000 additional shares of Advanced Medical common stock.

On September 15, 1997, the board of directors of the Company approved a plan of merger of BioTel with the Company, whereby the surviving entity will be Carolina Medical, Inc. This merger is expected to become effective by December 31, 1997.

                             CAROLINA MEDICAL, INC.

                       FOR THE NINE MONTHS ENDING 3/31/98

                                     ASSETS

                                                                    NINE MONTHS
                                                                      03/31/98
                                                                   ------------
CURRENT ASSETS:
  CASH                                                                $137,269
  ACCOUNTS RECEIVABLE, TRADE                                           200,203
  NOTE RECEIVABLE - ADVANCED MEDICAL                                   150,000
  ACCOUNTS RECEIVABLE, OTHER                                            14,856
  INVENTORY                                                            703,281
  PREPAIDS                                                              11,933
                                                                   ------------
      TOTAL CURRENT ASSETS                                           1,217,542
                                                                   ------------


PROPERTY & EQUIPMENT
  PROPERTY & EQUIPMENT                                               1,012,165
  LESS DEPRECIATION & AMORTIZATION                                    (841,493)
                                                                   ------------
    NET PROPERTY, PLANT AND EQUIPMENT                                  170,672
                                                                   ------------

OTHER ASSETS:

  CAPITALIZED COSTS-ASSET ACQUISITION
   DEFERRED CHARGES (NET)
  CASH VALUE OF LIFE INSURANCE-NET                                      23,547
   INVESTMENT IN AMP                                                   382,587
   INVESTMENT IN BRAEMAR                                               156,375
  NOTE RECEIVABLE-BRAEMAR                                            1,600,000
  OTHER                                                                 88,292
                                                                   ------------
    TOTAL OTHER ASSETS                                               2,250,801
                                                                   ------------

TOTAL ASSETS                                                        $3,639,015
                                                                   ============

                              *UNAUDITED STATEMENTS

                             CAROLINA MEDICAL, INC.

                       FOR THE NINE MONTHS ENDING 3/31/98
                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    NINE MONTHS
                                                                     03/31/98
                                                                   ------------
CURRENT LIABILITIES:
  NOTES PAYABLE
  CURRENT MATURITIES OF LONG-TERM DEBT                                 151,893
  NOTE PAYABLE-KLAWANS                                                 150,000
  NOTE PAYABLE-AMP                                                      80,000
  TRADE ACCOUNTS PAYABLE                                                73,955
  ACCRUED EXPENSES                                                     158,515
  DEFERRED SERVICE CONTRACTS                                           142,699
  WARRANTY RESERVE                                                      30,548
  OTHER PAYABLES                                                        14,458
                                                                   ------------
        TOTAL CURRENT LIABILITIES                                      802,068
                                                                   ------------

LONG-TERM LIABILITIES:
  LONG-TERM DEBT, LESS CURRENT MATURITIES                              257,636
  NOTE PAYABLE-BRAEMAR                                                 196,240
  NOTE PAYABLE-ORDWAY                                                1,600,000
  NOTE PAYABLE-BIOTEL/CMI
  OTHER LONG-TERM LIABILITIES                                                0
                                                                   ------------
        TOTAL LONG-TERM LIABILITIES                                  2,053,876
                                                                   ------------

            TOTAL LIABILITIES                                        2,855,944
                                                                   ------------

STOCKHOLDERS' EQUITY:
  COMMON STOCK                                                         314,922
  PREFERRED STOCK
  ADDITIONAL PAID-IN CAPITAL                                           438,059
  RETAINED EARNINGS (DEFICIT)                                           30,091
                                                                   ------------
        TOTAL STOCKHOLDERS' EQUITY                                     783,071
                                                                   ------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                              $3,639,015
                                                                   ============


                              *UNAUDITED STATEMENTS

                             CAROLINA MEDICAL, INC.

                          INCOME AND RETAINED EARNINGS
                       FOR THE NINE MONTHS ENDING 3/31/98

                                                                   NINE MONTHS
                                                                     03/31/98
                                                                   ------------
SALES                                                                1,385,464

COST OF SALES AND SERVICES                                             798,113
                                                                   ------------

GROSS PROFIT                                                           587,351
                                                                   ------------

OPERATING EXPENSES:

   TOTAL OPERATING EXPENSES                                            565,078
                                                                   ------------

   INCOME FROM OPERATIONS                                               22,273
                                                                   ------------

FINANCIAL INCOME AND (EXPENSE):
  INTEREST INCOME                                                        8,661
  INTEREST EXPENSE                                                     (44,227)
  EQUITY-SUBSIDIARY OPERATIONS-BRM                                      55,147
  EQUITY-SUBSIDIARY OPERATIONS-AMP                                     (46,767)
  OTHER                                                                    (55)
                                                                   ------------

   NET FINANCIAL INCOME (EXPENSE)                                      (27,241)
                                                                   ------------

   NET INCOME (LOSS) BEFORE TAXES                                       (4,968)

PROVISION FOR INCOME TAXES:
  FEDERAL AND STATE                                                        269
                                                                   ------------

NET INCOME (LOSS)                                                     $ (4,699)
                                                                   ============


                              *UNAUDITED STATEMENTS

ANNEX III - ARTICLES I AND III OF THE COMPANY'S ARTICLES OF INCORPORATION AS PROPOSED TO BE AMENDED PURSUANT TO PROPOSALS 1 AND 3

                                    ARTICLE I

         The name of this corporation is BIOTEL, Inc.

                                   ARTICLE III

         The number of shares of common stock which this corporation shall have the authority to issue is Ten Million (10,000,000) shares with a stated par value of five cents ($.05) per share. The number of shares of preferred stock which this corporation shall have the authority to issue is Two Million (2,000,000) shares with a stated par value of ($.01) per share. The Board of Directors may, from time to time, establish by resolution different classes or series of shares and may fix the rights and preferences of said shares in any class or series. The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion or its outstanding shares.

ANNEX IV - SECTION 3.06 OF THE COMPANY'S BYLAWS AS PROPOSED TO BE AMENDED BY PROPOSAL NO. 4

Section 3.06. Vacancies. Vacancies on the board resulting from death, resignation, removal or the creation of new directorships may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Each director elected under this Section to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular of special shareholders meeting.

May __, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 1998

         The undersigned hereby appoints B. Steven Springrose or Kevin Spreng or either one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of shareholders of Biosensor Corporation, to be held June 22, 1998, at 2:00 p.m. a.m. at the Company's principal offices located at 7001 East Fish Lake Road, Maple Grove, MN 55331-2833, or at any adjournments thereof, hereby revoking all former proxies.

(1) PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "BIOTEL, INC."

                  [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

(2) PROPOSAL TO EFFECTUATE A ONE-FOR-SIX REVERSE STOCK SPLIT OF ALL OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK OF THE COMPANY.

                  [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

(3) PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK AND PREFERRED STOCK.

                  [  ] FOR          [  ] AGAINST          [  ] ABSTAIN

(4) PROPOSAL TO AMEND THE COMPANY'S BYLAWS TO PERMIT THE BOARD TO FILL VACANCIES RESULTING FROM THE CREATION OF NEW DIRECTORSHIPS.

                  [  ] FOR          [  ] AGAINST          [  ] ABSTAIN


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 IF THERE IS NO SPECIFICATION.

                                           Dated _________________________, 1998

                                           _____________________________________

                                           Signature of shareholder

                                           _____________________________________
                                           Signature of Joint shareholder
                                           (if held jointly)

PLEASE DATE AND SIGN exactly as your name(s) appear below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names or two or more persons, all should sign.